UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 18, 2007

Orion Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-33887	39-1847269
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1204 Pilgrim Road, Plymouth, Wisconsin 53073
(Address of principal executive offices, including ZIP code)
(920) 892-9340
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

        On December 18, 2007, Orion Energy Systems, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Thomas Weisel Partners LLC, Canaccord Adams Inc. and Pacific Growth Equities, LLC (collectively, the “Underwriters”), and certain selling shareholders named therein, providing for the offer and sale in the Company’s initial public offering of 8,846,154 shares of the Company’s common stock, no par value per share (“Common Stock”), subject to and upon terms and conditions set forth therein. Of the offered shares of Common Stock, the Company offered 6,849,042 shares (including 1,153,846 shares pursuant to an Underwriters’ option to purchase shares to cover over-allotments, which option the Underwriters exercised in full), and the selling shareholders offered 1,997,062 shares. The offering price to the public was $13.00 per share, and the offering closed on December 24, 2007.

        The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the selling shareholders. It also provides for customary indemnification by each of the Company, the selling shareholders and the Underwriters against certain liabilities arising out of or in connection with the sale of the Common Stock and customary contribution provisions in respect of those liabilities.

        A copy of the Underwriting Agreement is attached as Exhibit 1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1)	Underwriting Agreement, dated December 18, 2007, among Orion Energy Systems, Inc., Thomas Weisel Partners LLC., Canaccord Adams Inc., Pacific Growth Equities, LLC, and the selling shareholders named therein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Dated: December 26, 2007	By: /s/ Daniel J. Waibel
Name: Daniel J. Waibel
Title: Chief Financial Officer

ORION ENERGY SYSTEMS, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description
(1)	Underwriting Agreement, dated December 18, 2007, among Orion Energy Systems, Inc., Thomas Weisel Partners LLC, Canaccord Adams Inc., Pacific Growth Equities, LLC, and the selling shareholders named therein